As filed with the Securities and Exchange Commission on January 26, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YY INC.

(Exact name of registrant as specified in its charter)

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Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Building B-1, North Block of Wanda Plaza

No. 79 Wanbo Er Road, Nancun Town

Panyu District, Guangzhou 511442

The People’s Republic of China

Telephone: +86 (20) 8212-0000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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2009 Employee Equity Incentive Scheme

2011 Share Incentive Plan
(Full title of the plans)

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Law Debenture Corporate Services Inc.

400 Madison Avenue, Suite 4D

New York, New York 10017

+1 212 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Copies to:

Eric He

Chief Financial Officer

YY Inc.

Building B-1, North Block of Wanda Plaza

No. 79 Wanbo Er Road, Nancun Town

Panyu District, Guangzhou 511442

The People’s Republic of China

Tel: +86 (20) 8212-0000

Z. Julie Gao, Esq. Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark, 15 Queen’s Road Central Hong Kong Tel: +852 3740-4700

Calculation of Registration Fee

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Shares, par value $0.00001 per share	40,000,000 (3)(4)	$2.0945(3)	$83,780,000	$9,711

(1)	These shares may be represented by the YY Inc.’s ADSs, each of which represents twenty Class A common shares. YY Inc.’s ADSs issuable upon deposit of the Class A common shares registered hereby have been registered under a separate registration statement on Form F-6 (333-184812).

(2)	Represents Class A common shares issuable upon exercise of options, restricted shares and restricted share units granted under the 2009 Employee Equity Incentive Scheme and 2011 Share Incentive Plan (collectively, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plans.

(3)	The amount to be registered represents the estimated aggregate number of shares that are reserved for future award grants under the Plans by the end of 2019, which were not previously registered under the registration statement on Form S-8 (File No. 333-187074), as filed with the Securities and Exchange Commission (the “Commission”) on March 6, 2013 (the “Prior Registration Statement”). The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on $41.89 per ADS, the average of the high and low prices for the registrant’s ADSs as quoted on the Nasdaq Global Select Market on January 25, 2017.

(4)	Any Class A common shares covered by an award granted under the Plans (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A common shares that may be issued under the Plans.

EXPLANATORY NOTE

This registration statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purposes of registering an aggregate of 40,000,000 Class A Common Shares of YY Inc. (the “Registrant”), which is the estimated aggregate number of shares that are reserved for future award grants under the Plans by the end of 2019.

Previously, an aggregate of 152,995,946 Class A Common Shares of the Registrant were registered for issuance under the Plans pursuant to the Prior Registration Statement.  In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s registration statement on Form S-8 (File No. 333-187074) as filed with the Commission on March 6, 2013;

(b)	The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2015, filed with the Commission on April 28, 2016; and

(c)	The description of the Registrant’s Class A common shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-35729) filed with the Commission on November 7, 2012, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8. Exhibits

See the Index to Exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, China, on January 26, 2017.

YY Inc.

By:	/s/ David Xueling Li
	Name:	David Xueling Li
	Title:	Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of David Xueling Li and Eric He, with full power to act alone, as his true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Xueling Li	Chairman of the Board of Directors	January 26, 2017
David Xueling Li

/s/ Zhou Chen	Chief Executive Officer	January 26, 2017
Zhou Chen	(principal executive officer)

/s/ Eric He	Chief Financial Officer	January 26, 2017
Eric He	(principal financial and accounting officer)

/s/ Qin Liu	Director	January 26, 2017
Qin Liu

/s/ Jenny Hong Wei Lee	Director	January 26, 2017
Jenny Hong Wei Lee

/s/ Richard Weidong Ji	Director	January 26, 2017
Richard Weidong Ji

/s/ Peng T. Ong	Director	January 26, 2017
Peng T. Ong

/s/ Peter Schloss	Director	January 26, 2017
Peter Schloss

/s/ David Tang	Director	January 26, 2017
David Tang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of YY Inc. has signed this registration statement or amendment thereto in New York on January 26, 2017.

Authorized U.S. Representative

By:	/s/ Giselle Manon
	Name:	Giselle Manon, on behalf of Law Debenture Corporate Services Inc.
	Title:	Service of Process Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-184414))

4.2	Registrant’s Specimen Certificate for Class A Common Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-184414))

4.3	Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas, as depositary, and holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form S-8 (File No. 333-187074))

5.1*	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, regarding the legality of the Class A common shares being registered

10.1	2009 Employee Equity Incentive Scheme (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1, as amended (File No. 333-184414))

10.2	2011 Share Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1, as amended (File No. 333-184414))

23.1*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, Independent Registered Public Accounting Firm

23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

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* Filed herewith.